                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 1
                                       TO
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

        THIS AMENDMENT NO. 1 to that certain Employment and Non-Competition Agreement, dated January 29, 1998 and effective January 1, 1998 (the "Employment Agreement"), is made and entered into as of January 13, 1999 by and between BNC Mortgage, Inc., a Delaware corporation (the "Corporation"), and Evan R. Buckley, an individual (the "Executive").

                                   WITNESSETH:

        WHEREAS, the Board of Directors and the Compensation Committee of the Board have heretofore approved certain modifications to the Executive's compensation arrangements;

        WHEREAS, Section 24 of the Employment Agreement states that no change, alteration or modification may be made except in a writing signed by each of the parties thereto;

        WHEREAS, the Executive desires to accept such modifications to his Employment Agreement.

        NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

        Terms not defined herein shall have the respective meanings as set forth in the Employment Agreement.

1.      Amendment to Base Salary.

        The first sentence of Section 3(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

        "Base Salary - For services performed by the Executive for the Corporation pursuant to this Agreement during his Term, the Corporation shall pay the Executive a base salary ("Base Salary") at the rate of $325,000 per year, payable twice each month in the amount of $13,541.67 on the 15th day and the last day of each month, or in accordance with the Corporation's regular payroll practices."

2.      Stock Appreciation Bonus.

        A new Section 3(e) shall be added to read in full as follows:

        " (e) Stock Appreciation Bonus - In additional to the Unconditional Semi-Annual Bonus and the Performance-Based Annual Bonus for 1999, Executive shall receive a non-discretionary bonus of that amount in cash equal in value to the excess of the closing sale price of the Corporation's Common Stock on December 31, 1999 as reported in the Western Edition of the Wall Street Journal Composite Tape of one share of Common Stock of the Corporation over $5.75 multiplied by 20,000. Such bonus, if any, shall be paid no later that January 15, 2000.

3.      Obligations of the Corporation Upon Termination

        A. Section 9(b) entitled "Without Cause or for Good Reason" shall be amended to include the following as subsection (iv) to be inserted immediately following subsection (iii) and to read in full as follows"

        "(iv) be obligated to pay Executive the stock appreciation bonus, if any, referred in Section 3(e) on the date such bonus is due in accordance with its terms."

        B. The former subsection (iv) of Section 9(b) is hereby renumbered as subsection (v).


4.      Miscellaneous.

        Sections 17 through 25 of the Employment Agreement are incorporated herein by reference.

        All remaining terms and conditions not subject to this Amendment no. 1 are remain in full force and effect without any further modification.

           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Amendment No. 1, whereupon it will become the binding agreement between the Corporation and you in accordance with its terms.

                                          Very truly yours,

                                          BNC Mortgage, Inc.



Dated: January 29, 1999                   By:    /s/ Kelly W. Monahan
                                             -----------------------------------
                                             Name: Kelly W. Monahan
                                             Title: President


        The Agreement is hereby confirmed and accepted as of the date first above written.

                                          Evan R. Buckley


Dated: January 29, 1999                         /s/ Evan R. Buckley
                                             -----------------------------------